Exhibit 99.1

News

For Immediate Release

CNO Financial Group Reports First Quarter 2020 Results
Solid first quarter operating results; entered COVID-19 crisis from a position of strength

Carmel, Ind., May 5, 2020 - CNO Financial Group, Inc. (NYSE: CNO) today announced first quarter 2020 results.
Financial market volatility in March 2020 resulted in a net loss of $21.2 million, or $.15 per diluted share in 1Q20, compared to net income of $51.8 million, or $0.32 per diluted share in 1Q19. Our 1Q20 net operating income (1) was $84.3 million, or $.58 per diluted share, compared to $65.8 million, or $0.41 per diluted share in 1Q19.
"As the global COVID-19 crisis unfolds, never before have we been so forcefully reminded of the critical role that CNO plays in safeguarding the hopes, dreams and financial security of middle-income Americans," said Gary C. Bhojwani, chief executive officer. "In this tragedy, we recognize and embrace our obligation to help those who count on us. The health, safety and financial security of our associates, agents, consumers and community continues to be our priority."

"From the onset of the pandemic, CNO implemented our business continuity plan that transitioned nearly the entire company to remote working arrangements. I wish to thank the more than 3,000 associates and 5,000 exclusive agents for their incredible dedication and hard work that has enabled the company to support our clients during these difficult times."

"Our solid first quarter operating results built on our 2019 performance," continued Bhojwani. "We posted our highest ever operating EPS. Our performance reflected significant growth in health and life production coupled with stable margins and rigorous expense control. Our GAAP net income was impacted by a variety of non-operating and accounting factors."

"Sales were disrupted only late in the quarter as consumers and employers paused purchase activity when the pandemic response deepened. While it is too early to predict the full impact of the COVID-19 crisis on CNO and the country, our financial position remains strong and our business model is resilient. We expect to effectively manage the near-term disruption and to emerge from the crisis even stronger."

Highlights

•	Net loss of $21.2 million compared to net income of $51.8 million in 1Q19, reflecting non-operating items, including the impact of the new credit loss standard

•	Operating (1) EPS increased 41% from 1Q19 to a record $0.58

•	Life and health sales up 7% from 1Q19; insurance product margin up 1%

•	Continued strong cash flow generation, reflecting 98% net operating income conversion

•	Returned $99.2 million to shareholders in the form of share repurchases ($83.0 million) and dividends ($16.2 million); reduced weighted average share count by 10% since 1Q19

•	Generated return on equity (ROE) of 7.8%; operating ROE, as adjusted (6), of 11.1%

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains (losses), changes in fair values of embedded derivatives, equity securities and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	March 31,			March 31,
	2020	2019	% change	2020	2019	% change

Income from insurance products (b)	$0.37	$0.33	12	$54.1	$53.8	1
Fee income	0.05	0.03	67	7.8	4.4	77
Investment income not allocated to product lines (c)	0.40	0.27	48	57.4	43.3	33
Expenses not allocated to product lines	(0.09)	(0.11)	18	(13.8)	(18.1)	24
Operating earnings before taxes	0.73	0.52		105.5	83.4
Income tax expense on operating income	(0.15)	(0.11)	(36)	(21.2)	(17.6)	(20)
Net operating income (1)	0.58	0.41	41	84.3	65.8	28
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	(0.44)	—		(63.7)	(0.7)
Net change in market value of investments recognized in earnings	(0.33)	0.10		(48.4)	16.6
Fair value changes in embedded derivative liabilities (net of related amortization)	(0.46)	(0.18)		(66.7)	(29.6)
Other	0.02	(0.03)		2.3	(4.1)
Non-operating loss before taxes	(1.21)	(0.11)		(176.5)	(17.8)
Income tax benefit on non-operating income	(0.25)	(0.02)		(37.0)	(3.8)
Valuation allowance for deferred tax assets and other tax items	(0.23)	—		(34.0)	—
Net non-operating loss	(0.73)	(0.09)		(105.5)	(14.0)
Net income (loss)	$(0.15)	$0.32		$(21.2)	$51.8

Weighted average diluted shares outstanding	145.8	162.2

(a)	GAAP is defined as accounting principles generally accepted in the United States of America.

(b)
Income from insurance products is the sum of the insurance margins of the annuity, health, life and long-term care segments, less allocated insurance administrative expenses. It excludes the fee income segment, excess investment income, parent company expenses and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health, life and long-term care segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.

(c)
Investment income not allocated to product lines is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable and investment borrowings; and (iv) certain expenses related to benefit plans that are offset by special-purpose investment income.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income, and book value per share, excluding accumulated other comprehensive income, are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations.
______________________________________________________________________________________________________

	Quarter ended
	March 31,
	2020	2019

Trailing twelve months return on equity (a)	7.8%	(8.9)%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) (6)	11.1%	10.5%

Shareholders’ equity	$3,765.8	$3,837.9
Accumulated other comprehensive income	(595.2)	(654.9)

Shareholders’ equity, excluding accumulated other comprehensive income	3,170.6	3,183.0
Net operating loss carryforwards	(469.4)	(479.6)
Shareholders' equity, excluding accumulated other comprehensive income and net operating loss carryforwards	$2,701.2	$2,703.4

Book value per diluted share	$26.16	$23.82
Accumulated other comprehensive income	(4.13)	(4.06)

Book value per diluted share, excluding accumulated other comprehensive income (a non-GAAP financial measure) (2)	$22.03	$19.76

(a) Calculated using average shareholders’ equity for the measurement period.

CONTINUING INSURANCE OPERATIONS
Comparing 1Q2020 with 1Q2019

The annuity segment accounted for 31 percent of the Company’s margin for the quarter.

Annuity premiums collected decreased 7 percent, reflecting pricing discipline, while annuity account values increased 8 percent.

Health products accounted for 39 percent of CNO’s insurance margin for the quarter and 57 percent of insurance policy income.

Life products accounted for 23 percent of the Company’s insurance margin for the quarter and 31 percent of insurance policy income.

Long-term care products accounted for 7 percent of CNO’s insurance margin for the quarter and 11 percent of insurance policy income.

Sales of health products increased by 11 percent, sales of life products were up 4 percent and sales of long-term care products were up 2 percent.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended March 31,
	2020	2019	% change
Annuity collected premiums	$292.2	$315.7	(7)

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended March 31,
	2020	2019	% change
Annuity riders	$5.6	$6.6	(15)
Health	362.1	358.2	1
Life	194.1	187.2	4
Long-term care	66.9	67.3	(1)
Total insurance policy income	$628.7	$619.3	2

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended March 31,
	2020	2019	% change
Health	$38.1	$34.3	11
Life	41.1	39.7	4
Long-term care	5.9	5.8	2
Total new annualized premiums (4)	$85.1	$79.8	7

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health, life and long-term care segments’ performance and consists of premiums plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health, life and long-term care segments, less allocated insurance administrative expenses. It excludes the fee income segment, excess investment income, parent company expenses and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Insurance income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	March 31, 2020	% of insurance policy income	March 31, 2019	% of insurance policy income	% change
Margin
Annuity interest margin	$59.5		$56.2		6
Life insurance interest margin	18.0		14.9		21
Total interest-sensitive margin	77.5		71.1		9
Insurance margin
Health	73.6	20	78.9	22	(7)
Life (a)	26.3	17	28.2	19	(7)
Long-term care	13.3	20	11.5	17	16
Total other insurance margin	113.2	19	118.6	21	(5)

Total insurance margin	190.7		189.7

Allocated expenses	(136.6)		(135.9)
Income from insurance products	$54.1		$53.8

Per diluted share	$0.37		$0.33
Weighted average diluted shares	145.8		162.2

(a)	Net of $20.0 million and $16.7 million of non-deferred television advertising expense related to our direct distribution channel in the 2020 and 2019 periods, respectively.

Total allocated expenses were $136.6 million, up .5 percent from the year-ago quarter.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	March 31,
	2020	2019
Fixed index annuities	$44.4	$41.1
Fixed interest annuities	11.3	13.8
Other annuities	3.8	1.3
Total	$59.5	$56.2

Annuity collected premiums
	Quarter ended
	March 31,
	2020	2019
Annuity collected premiums	$292.2	$315.7

Average net insurance liabilities (5)
	Quarter ended
	March 31,
	2020	2019
Fixed index annuities	$6,921.4	$6,193.8
Fixed interest annuities	2,146.2	2,417.3
Other annuities	551.5	575.7
Total	$9,619.1	$9,186.8

Margin/average net insurance liabilities (a)
	Quarter ended
	March 31,
	2020	2019
Fixed index annuities	2.57%	2.65%
Fixed interest annuities	2.11%	2.28%
Other annuities	2.76%	0.90%
Total	2.47%	2.45%

(a)	Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	March 31,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$42.2	25	$47.5	29	(11)
Medicare supplement	31.4	16	31.4	16	—
Total	$73.6	20	$78.9	22	(7)

Health insurance policy income
	Quarter ended
	March 31,
	2020	2019	% change
Supplemental health and other health	$169.8	$163.2	4
Medicare supplement	192.3	195.0	(1)
Total	$362.1	$358.2	1

Health NAP (4)
	Quarter ended
	March 31,
	2020	2019	% change
Supplemental health and other health	$28.4	$21.9	30
Medicare supplement	9.7	12.4	(22)
Total	$38.1	$34.3	11

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	March 31,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$1.5		$1.6		(6)
Life insurance margin:
Traditional life	26.3	17	28.2	19	(7)
Interest sensitive life	16.5	42	13.3	37	24
Subtotal	42.8	22	41.5	22	3
Total margin	$44.3		$43.1		3

Life insurance policy income
	Quarter ended
	March 31,
	2020	2019	% change
Traditional life	$154.5	$151.0	2
Interest sensitive life	39.6	36.2	9
Total	$194.1	$187.2	4

Life NAP (4)
	Quarter ended
	March 31,
	2020	2019	% change
Traditional life	$33.0	$31.7	4
Interest sensitive life	8.1	8.0	1
Total	$41.1	$39.7	4

Average net insurance liabilities (5) and interest margin
	Quarter ended
	March 31,
	2020	2019	% change
Interest sensitive life products	$900.1	$852.0	6
Interest margin/average net insurance liabilities (5)	0.67%	0.75%	(11)

LONG-TERM CARE RESULTS
(Dollars in millions)
(Unaudited)

Long-term care margin
	Quarter ended
	March 31,
	2020		2019
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Long-term care	$13.3	20	$11.5	17	16

Long-term care insurance policy income
	Quarter ended
	March 31,
	2020	2019	% change
Long-term care	$66.9	$67.3	(1)

Long-term care NAP (4)
	Quarter ended
	March 31,
	2020	2019	% change
Long-term care	$5.9	$5.8	2

QUARTERLY AVERAGE PRODUCING AGENTS

	Average Producing Agent Count
	Quarter ended
	March 31,		%
	2020	2019	change
Consumer
Producing agents	4,531	4,436	2
Financial representatives	591	583	1
Worksite	421	371	13

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the investment income allocated to our product segments and interest expense on debt. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended March 31,
	2020	2019	% change
Net investment income	$169.6	$355.8	(52)
Allocated to product lines:
Annuity	(117.4)	(115.8)	1
Health	(36.1)	(36.2)	—
Life	(34.3)	(34.5)	(1)
Long-term care	(34.3)	(33.3)	3
Equity returns credited to policyholder account balances	136.5	(43.6)	(413)
Amounts allocated to product lines and credited to policyholder account balances	(85.6)	(263.4)	(68)
Amount related to variable interest entities and other non-operating items	(11.6)	(19.2)	(40)
Interest expense on corporate debt	(13.6)	(12.1)	12
Interest expense on investment borrowings	(9.1)	(12.4)	(27)
Less amounts credited to deferred compensation plans (offsetting investment income)	7.7	(5.4)	(243)
Total adjustments	(26.6)	$(49.1)
Investment income not allocated to product lines	$57.4	$43.3	33

Per share	$0.40	$0.27

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at March 31, 2020 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$20,379.1	84
Equity securities at fair value	50.1	—
Mortgage loans	1,484.1	6
Policy loans	124.7	1
Trading securities	227.8	1
Investments held by variable interest entities	1,038.1	4
Other invested assets	953.3	4
Total investment portfolio	$24,257.2	100

Fixed maturities, available for sale, at amortized cost by asset class as of March 31, 2020 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$11,050.9	$689.9		$11,740.8
United States Treasury securities and obligations of the United States government and agencies	150.5	—		150.5
States and political subdivisions	1,970.6	—		1,970.6
Debt securities issued by foreign governments	88.1	—		88.1
Asset-backed securities	1,201.7	70.7		1,272.4
Agency residential mortgage-backed securities	72.7	—		72.7
Non-agency residential mortgage-backed securities	765.8	1,088.4	(a)	1,854.2
Collateralized loan obligations	458.4	—		458.4
Commercial mortgage-backed securities	1,732.0	80.5		1,812.5

Total	$17,490.7	$1,929.5		$19,420.2

____________________

(a)
Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $20.4 billion compared with an amortized cost of $19.4 billion. Net unrealized gains were comprised of gross unrealized gains of $1.6 billion and gross unrealized losses of $657 million. The allowance for credit losses was $20 million at March 31, 2020.

At amortized cost and fair value, 90 percent and 91 percent of fixed maturities, available for sale, were rated “investment grade”, respectively.

Acquisitions of fixed maturity investments during the quarter totaled $2.0 billion. Comparable information for acquisitions of fixed maturity investments is as follows:

	Fixed maturity acquisitions
	Quarter ended
	March 31,
	2020	2019
Total fixed maturity acquisitions	$1,982.7	$2,960.9
Annual effective yield	3.96	4.30
Average rating	A-	A
Average life (in years)	5.3	9.3

Non-Operating Items
Net realized investment losses in 1Q20 were $63.7 million (net of related amortization) including other-than-temporary impairment losses of $8.1 million and the change in allowance for credit losses of $47.3 million which were recorded in earnings. Net realized investment losses in 1Q19 were $.7 million (net of related amortization) including other-than-temporary impairment losses of $2.2 million which were recorded in earnings.

During 1Q20 and 1Q19, we recognized an increase (decrease) in earnings of $(48.4) million and $16.6 million, respectively, due to the net change in market value of investments recognized in earnings.

During 1Q20 and 1Q19, we recognized a decrease in earnings of $66.7 million and $29.6 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.

During 1Q20, we recognized a $34.0 million income tax benefit related to certain provisions of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act which permitted the carryback of net operating losses to prior periods.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 406% at March 31, 2020, reflecting estimated 1Q20 statutory operating income of $134 million and the payment of insurance company dividends to the holding company of $67.8 million. Statutory operating income and capital and surplus were favorably impacted by $99 million and $53 million, respectively, related to certain provisions in the CARES Act.

During the first quarter of 2020, we repurchased $83.0 million of common stock under our securities repurchase program. We repurchased 5.1 million common shares at an average cost of $16.33 per share. As of March 31, 2020, we had 143.6 million shares outstanding and had authority to repurchase up to an additional $449.3 million of our common stock. During 1Q20, dividends paid on common stock totaled $16.2 million.

Unrestricted cash and investments held by our holding company were $168 million at March 31, 2020, compared to $187 million at December 31, 2019.

Book value per common share was $26.22 at March 31, 2020 compared to $31.58 at December 31, 2019. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $22.03 at March 31, 2020, compared to $22.09 at December 31, 2019.

The debt-to-capital ratio was 20.8 percent and 17.5 percent at March 31, 2020 and December 31, 2019, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (3) was 23.8 percent at March 31, 2020 compared to 23.0 percent at December 31, 2019.

Return on equity for the trailing four quarters ended March 31, 2020 and 2019, was 7.8% and (8.9)%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (6) for the trailing four quarters ended March 31, 2020 and 2019, was 11.1% and 10.5%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2019 on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section. In addition to the factors set forth in the Form 10-K cautionary statement regarding forward-looking statements, the impact of the COVID-19 pandemic on our business, financial position, results of operations, liquidity and capital resources, and overall business operations may cause actual results to be materially different than those contemplated by the forward-looking statements. CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on May 6, 2020 at 1:00 p.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please dial (833) 513-0548, or (236) 714-2213 for international participants, at least five minutes before the call start time. The operator will ask you to identify yourself and your company, and to provide the conference ID “4496705.”

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses of $19.9 at March 31, 2020; amortized cost: March 31, 2020 - $19,420.2; December 31, 2019 - $19,179.5)	$20,379.1	$21,295.2
Equity securities at fair value (cost: March 31, 2020 - $65.9; December 31, 2019 - $44.2)	50.1	44.1
Mortgage loans (net of allowance for credit losses of $8.3 at March 31, 2020)	1,484.1	1,566.1
Policy loans	124.7	124.5
Trading securities	227.8	243.9
Investments held by variable interest entities (net of allowance for credit losses of $37.7 at March 31, 2020; amortized cost: March 31, 2020 - $1,216.4; December 31, 2019 - $1,206.3)	1,038.1	1,188.6
Other invested assets	953.3	1,118.5
Total investments	24,257.2	25,580.9
Cash and cash equivalents - unrestricted	482.0	580.0
Cash and cash equivalents held by variable interest entities	68.5	74.7
Accrued investment income	213.0	205.9
Present value of future profits	282.2	275.4
Deferred acquisition costs	1,398.6	1,215.5
Reinsurance receivables (net of allowance for credit losses of $4.0 at March 31, 2020)	4,727.5	4,785.7
Income tax assets, net	703.2	432.6
Assets held in separate accounts	3.2	4.2
Other assets	599.6	476.0
Total assets	$32,735.0	$33,630.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account liabilities	$12,138.1	$12,132.3
Future policy benefits	11,429.9	11,498.5
Liability for policy and contract claims	510.7	522.3
Unearned and advanced premiums	251.0	260.5
Liabilities related to separate accounts	3.2	4.2
Other liabilities	850.7	750.2
Investment borrowings	1,643.9	1,644.3
Borrowings related to variable interest entities	1,152.3	1,152.5
Notes payable – direct corporate obligations	989.4	989.1
Total liabilities	28,969.2	28,953.9
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: March 31, 2020 – 143,610,046; December 31, 2019 – 148,084,178)	1.4	1.5
Additional paid-in capital	2,688.5	2,767.3
Accumulated other comprehensive income	595.2	1,372.5
Retained earnings	480.7	535.7
Total shareholders' equity	3,765.8	4,677.0
Total liabilities and shareholders' equity	$32,735.0	$33,630.9

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended
	March 31,
	2020	2019
Revenues:
Insurance policy income	$628.7	$619.3
Net investment income:
General account assets	280.3	268.8
Policyholder and other special-purpose portfolios	(110.7)	87.0
Realized investment gains (losses):
Net realized investment gains (losses)	(60.1)	18.3
Change in allowance for credit losses and other-than-temporary impairment losses (a)	(55.4)	(2.2)
Total realized gains (losses)	(115.5)	16.1
Fee revenue and other income	34.4	31.8
Total revenues	717.2	1,023.0
Benefits and expenses:
Insurance policy benefits	490.8	623.5
Interest expense	33.4	41.0
Amortization	50.2	58.2
Other operating costs and expenses	213.8	234.7
Total benefits and expenses	788.2	957.4
Income (loss) before income taxes	(71.0)	65.6
Income tax expense (benefit):
Tax expense (benefit) on period income	(15.8)	13.8
Valuation allowance for deferred tax assets and other tax items	(34.0)	—
Net income (loss)	$(21.2)	$51.8
Earnings per common share:
Basic:
Weighted average shares outstanding	145,829,000	160,948,000
Net income (loss)	$(.15)	$.32
Diluted:
Weighted average shares outstanding	145,829,000	162,189,000
Net income (loss)	$(.15)	$.32

______________

(a)	No portion of the other-than-temporary impairments recognized in the 2019 period was included in accumulated other comprehensive income.

NOTES

(1)
Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.

(2)
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(3)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(4)
Measured by new annualized premium for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Medicare Advantage sales are not comparable to other sales and are therefore excluded in all periods.

(5)
Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities.

(6)
The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	1Q20	1Q19
Net operating income	$308.5	$295.0

Net operating income, excluding significant items	$300.6	$310.1

Net income (loss)	$336.4	$(347.5)

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$2,713.0	$2,942.5

Average common shareholders' equity	$4,321.1	$3,918.3

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	11.4%	10.0%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	11.1%	10.5%

Return on equity	7.8%	(8.9)%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income (loss) -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items	four quarters	income (loss)	four quarters
2Q18	$81.9	$—		$81.9	$309.0	$102.2	$216.4
3Q18	87.5	—		87.5	321.8	(529.8)	(414.2)
4Q18	59.8	15.1	(a)	74.9	317.3	28.3	(315.0)
1Q19	65.8	—		65.8	310.1	51.8	(347.5)
2Q19	76.4	—		76.4	304.6	37.6	(412.1)
3Q19	69.2	—		69.2	286.3	42.0	159.7
4Q19	78.6	(7.9)	(b)	70.7	282.1	278.0	409.4
1Q20	84.3	—		84.3	300.6	(21.2)	336.4

(a) Comprised of: (i) $.9 million of unfavorable adjustments arising from our comprehensive annual actuarial review of assumptions; (ii) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") used as a vehicle to fund an agent deferred compensation plan; and (iii) a decrease in tax expense of $.2 million (changes in the value of COLI investments are not subject to income taxes).

(b) Comprised of: (i) $10.0 million of unfavorable adjustments arising from our comprehensive annual actuarial review of assumptions; (ii) $20.0 million of the net favorable impact from legal and regulatory matters; and (iii) an increase in tax expense of $2.1 million.

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions):

	Twelve months ended
	1Q20	1Q19
Pretax operating earnings (a non-GAAP financial measure)	$390.4	$369.7
Income tax expense	(81.9)	(74.7)
Net operating income	308.5	295.0
Non-operating items:
Net realized investment gains (losses) from sales and impairments, net of related amortization	(60.9)	36.7
Net change in market value of investments recognized in earnings	(39.5)	(16.5)
Fair value changes in embedded derivative liabilities, net of related amortization	(118.5)	(17.7)
Fair value changes and amendment related to the agent deferred compensation plan	(15.1)	25.1
Loss on reinsurance transaction	—	(704.2)
Loss on extinguishment of debt	(7.3)	—
Other	(11.5)	(.4)
Non-operating loss before taxes	(252.8)	(677.0)
Income tax expense (benefit):
On non-operating loss	(53.0)	(142.3)
Valuation allowance for deferred tax assets and other tax items	(227.7)	107.8
Net non-operating income (loss)	27.9	(642.5)
Net income (loss)	$336.4	$(347.5)

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

	1Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,701.2
Net operating loss carryforwards	469.4
Accumulated other comprehensive income	595.2
Common shareholders' equity	$3,765.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	1Q20	1Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,713.0	$2,942.5
Net operating loss carryforwards	473.4	461.8
Accumulated other comprehensive income	1,134.7	514.0
Common shareholders' equity	$4,321.1	$3,918.3

For further information: CNO News Media, Valerie Dolenga, (312) 396-7688, Valerie.Dolenga@CNOinc.com; CNO Investor Relations, Jennifer Childe, (312) 396-7755, Jennifer.Childe@CNOinc.com